EXHIBIT 4.4

                                                                  Execution Copy


                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (as may be amended from time to time, this "Agreement"), is dated and effective this 20th day of October, 2000, by and between TALK.COM INC., a Delaware corporation (the "Company"), and MCG CREDIT CORPORATION, a Delaware corporation (the "Warrant Holder" or "MCG Credit").

                                   WITNESSETH:

         WHEREAS, pursuant to Section 1.7.6 of that certain Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among Talk.com Holding Corp. ("Talk Holding"), Access One Communications Corp. ("Access One") and certain affiliates and direct and indirect subsidiaries of Talk Holding and Access One, on the one hand, and MCG Finance Corporation, as agent for itself and the other lenders, on the other, the Warrant Holder is entitled to the issuance by the Company of warrants in accordance with the terms hereof (the "Warrants") to purchase shares of Common Stock (as defined below) of the Company and to receive such other securities, rights and interests as and to the extent provided in this Agreement; and

         WHEREAS, the Company desires to set forth the terms and conditions relating to the issuance and transfer of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Holder, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require (all other capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement):

         (a) "Common Stock" shall mean the common stock of the Company, $ 0.01 par value per share; provided, however, that the shares issuable upon exercise of the Warrants shall include (i) only shares of such class designated in the Company's Certificate of Incorporation as Common Stock, or (ii) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section; or (iii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

         (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 6805 Route 202, New Hope, PA 18938, but which may be changed by the Company at any time and from time to time for purposes of this Agreement. The Company shall provide written notice of any such change within thirty (30) days thereafter to the Warrant Holder

(provided that failure to furnish such notice shall not constitute a default or breach by the Company hereunder).

         (c)  "EBITDA"  shall have the meaning  ascribed to such term in Section
9.1.32 of the Credit Agreement; provided, however, that the calculation therefor shall relate only to the Borrowers' fiscal quarter ending on December 31, 2000 or March 31, 2001, as the case may be, and not on a rolling four-quarter basis as set forth in such Section.

         (d) "Exercise Date" (if applicable) shall mean as to any Warrant, the date on which the Company shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined below) thereof or by its attorney duly authorized in writing, and (ii) either (1) payment in cash, by wire transfer or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined below) or (2) a written election executed by the Registered Holder to effect a "cashless exercise" in accordance with the terms hereof; provided, however, that the Exercise Date shall be on or after the Initial Warrant Exercise Date, if applicable.

         (e) "Initial Warrant Exercise Date" (if applicable) shall mean, as to any Warrant, the date on which such Warrant shall have vested in accordance with
Section 4(b) hereof.

         (f) "Purchase Price" (if applicable) shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $4.36 per share of Common Stock, subject to adjustment from time to time pursuant to the terms and provisions of Section 8 hereof and subject to the right of a Registered Holder to elect to effect a "cashless exercise" with respect thereto.

         (g) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 6 hereof. As of the date hereof, and until modified in accordance with the terms hereof, the Registered Holder is the Warrant Holder.

         (h) "Transfer Agent" shall mean the Company or, if applicable, a third party stock transfer agent and registrar retained by the Company.

         (i) "Warrants" has the meaning as set forth in the First Recital hereof.

         (j) "Warrant Certificate" has the meaning as set forth in Section 2(b) hereof.

         (k) "Warrant Expiration Date" shall mean, as to any Warrant, 5:00 P. M. (New York time) on (i) the five-year anniversary date of the date on which the applicable Warrant vests in accordance with Section 4(b) hereof or (ii) the date on which the Company has met the EBITDA requirements set forth in Section 4(b) hereof; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P. M. (New York time) on the next following day that in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon thirty
(30) calendar days' written notice to the Warrant Holder, the Company shall have the right to extend the Warrant Expiration Date.

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

         (k) "Warrant Share" has the meaning as set forth in Section 2(a) hereof.

         2. Warrants and Issuance of Warrant Certificates.

         (a) Each Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof (sometimes referred to collectively as the "Warrant Shares") in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

         (b) Upon execution of this Agreement, warrant certificates ("Warrant Certificates") substantially in the form of Exhibit A annexed hereto representing, in the aggregate, One-Hundred Fifty Thousand (150,000) Warrants shall be executed by the Company and delivered to the Warrant Holder. Additional and/or replacement Warrant Certificates shall be issued, executed and delivered from time to time in accordance with the terms hereof.

         (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the shares of Common Stock (and any other applicable securities, rights and/or interests) issuable, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

         (d) From time to time, up to the Warrant Expiration Date, the Company shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued on any transfer or exchange pursuant to Section 6 hereof, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof, and (v) those issued to reflect any adjustment or change made pursuant to Section 8 hereof in the Purchase Price or the number of shares of stock purchasable and/or other rights and interests receivable on exercise of the Warrants.

         3. Form and Execution of Warrant Certificates.


         (a) The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Section 2(b) hereof. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form.

         (b) Warrant Certificates shall be executed on behalf of the Company by its President, or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the


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

Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office.

         4. Exercise; Vesting.

         (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, on the terms and subject to the conditions set forth herein and (to the extent not inconsistent herewith) in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable on such exercise shall be treated for all purposes as the holder of those securities on the exercise of the Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within five
(5) business days after the date of such exercise, the Company shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable on such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder). In connection with any exercise of Warrants by a Registered Holder, in lieu of paying all or any portion of the associated Purchase Price required hereunder, such Registered Holder shall be entitled (at its election) to effect a partial or complete "cashless exercise."

         (b) Notwithstanding anything herein to the contrary, the Warrants shall not vest (and shall not become exercisable) unless (i) EBITDA as of December 31, 2000 is less than negative $10,500,000, in which event, 50% of the Warrants shall vest and become immediately exercisable; or (ii) EBITDA as of March 31, 2001 is less than negative $500,000, in which event, 50% of the Warrants shall vest and become immediately exercisable.

         5. Reservation of Shares, Listing Payment of Taxes, etc.


         (a) The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue on exercise of Warrants, such number, series and classes of shares of Common Stock and, as applicable, other securities, rights and interests as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock of the Company that shall be issuable on exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than those that the Company shall promptly pay or discharge) and that, on issuance, any such shares issued in the form of Common Stock shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

         (b) The Company shall pay all documentary, stamp or similar taxes and all other governmental charges that may be imposed or incurred with respect to the issuance of Warrants, or the issuance, listing and/or delivery of any shares on exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the


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

Company the amount of transfer taxes or charges payable to third parties that are incurred by the Company incident thereto, if any.

         6. Exchange and Registration of Transfer.

         (a) Warrant Certificates and the Warrants evidenced thereby (from time to time on request of the Registered Holder thereof) may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and on satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Warrant Certificates (in such amounts and identifying as the Registered Holder thereof such persons) that the Registered Holder making the exchange shall request and be entitled to receive. The Registered Holder shall pay all transfer taxes, if any, for any transfer of Warrant Certificates (although the Registered Holder may require reimbursement thereof from any transferee of any such Warrant Certificates and/or Warrants).

         (b) The Company shall keep at its Corporate Office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon request of the Registered Holder from time to time and due presentment for transfer of any Warrant Certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee(s) and/or the Registered Holder (in such amounts and in such manner as may be reasonably requested by the Registered Holder) a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants.

         (c) With respect to all Warrant Certificates presented for transfer, or for exchange or exercise, the assignment or subscription form on the reverse thereof (or a substantially similar form) shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form reasonably satisfactory to the Company, duly executed by the Registered Holder or its attorney-in-fact duly authorized in writing.

         (d) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement.

         (e) Prior to due presentment for transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         7. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) upon receipt of a customary and commercially reasonable indemnity, and (in the case of mutilation) upon surrender thereof, the Company shall execute (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such

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

other reasonable charges that are payable by the Company to third parties in connection with such substitution.

         8. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

         (a) In the event the Company, at any time or from time to time after the date hereof, shall issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or split, subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying
(1) the Purchase  Price in effect  immediately  prior thereto by (2) a fraction,
(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 8(f) below) for the issuance of such additional shares of Common Stock would purchase at such current market price per share of Common Stock, and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  Upon each  adjustment of the Purchase  Price  pursuant to this
Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be (1) such number of shares (calculated to the nearest hundredth) purchasable in accordance with the terms hereof at the Purchase Price in effect immediately prior to such adjustment multiplied by (2) a fraction, (i) the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and (ii) the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         (b) The Company may elect,  on any  adjustment  of the  Purchase  Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable on the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) determined by multiplying (1) the number one by (2) a fraction, (i) the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and (ii) the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company, as promptly as practicable, shall cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by such Registered Holder prior to the date of adjustment (and on surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of
Warrants  to  which  such  Registered   Holder  shall  be  entitled  after  such
adjustment.

         (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is

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

the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale leaseback, mortgage or other financing transaction), the Company shall cause effective provision and adjustment to each Warrant to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase and/or receive the kind and number of shares of stock or other securities or property (including cash) receivable on such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance that such holder of a Warrant would have been issued and/or received if such holder of a Warrant had exercised such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, and as to which the Registered Holder is expressly recognized as a third-party beneficiary, the obligations under this Agreement, including the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and/or receive under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable on exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to
Section 2(d) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable therefor were expressed in the Warrant Certificates when the same were originally issued.

         (e) After  each  adjustment  of the  Purchase  Price  pursuant  to this
Section 8, the Company will promptly prepare a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable (and any other securities, assets, rights or interests receivable) on exercise of each Warrant after such adjustment, (iii) if the Company shall have elected to adjust the number of Warrants, then also the number of Warrants to which the Registered Holder of each Warrant shall then be entitled after such adjustment, and (iv) a brief statement of the facts accounting for such adjustment. The Company will promptly cause such certificate and a brief summary of the associated transaction to be sent by ordinary first class mail to each Registered Holder of Warrants at its last address as it shall appear on the books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Registered Holder to whom the Company failed to mail such notice, or except as to the Registered Holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed, in the absence of fraud, shall be prima facie evidence of the facts stated therein.

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

         (f) For purposes of Section 8(a) and 8(b) hereof, no adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least Five Cents ($0.05) in such price; provided that any adjustments that by reason of this subsection (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least Five Cents ($0.05) in the Purchase Price then in effect hereunder.

         (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding on the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

         (h) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable on exercise of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment that otherwise might be called for pursuant to this Section 8.

         9. Registration Rights. The Warrants and the Warrant Shares have not been registered under the Securities Act as of the date of this Agreement. Within a reasonable period of time following the Initial Warrant Exercise Date, if applicable, the Company shall prepare and file a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale of the Warrant Shares issued in the form of Common Stock and shall use its commercially reasonable efforts to cause such Registration Statement to become effective for a period of three (3) years thereafter or such shorter period that shall terminate (a) when all the Warrant Shares covered by the Registration Statement have been sold or
(b) at any time when the Registered Holders are entitled to sell all the Warrant Shares covered by the Registration Statement under the Securities Act pursuant to Rule 144 (or any similar rule or regulation) without any volume limitations. The Company shall bear all costs and fees associated with the Registration Statement other than any fees and expenses incurred by any counsel retained by a Registered Holder and any selling costs or expenses incurred by a Registered Holder. Until the Registration Statement becomes effective, upon exercise, in part or in whole, of this Warrant, certificates representing any Warrant Shares shall bear the following legend:

                  These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel reasonably satisfactory to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act.

At the request of the Registered Holder thereof, the Company shall remove the foregoing legend from such certificates on registration of the legended securities under the Act (if any) or on receipt by the Company of an opinion of counsel of the Registered Holder (secured at the Registered Holder's sole cost and expense) reasonably satisfactory in substance to the Company that such registration is no longer required with respect to such securities.

Each Registered Holder agrees that if requested by the Company, such Registered Holder shall not effect any sale of Warrant Shares pursuant to the Registration Statement for any period deemed necessary (i) by the Company or any underwriter in connection with the offering of shares of the Company's Common Stock or (ii) by the Company if the Company is in possession of material information that has not been disclosed to the public and the Company reasonably deems disclosure of such information in a registration statement to be inadvisable; provided, however, that the Registered Holders shall not be obligated to refrain from effecting sales of Warrant Shares pursuant to the Registration Statement for more than sixty (60) consecutive days (a "blackout period"); provided, however, that the Company may impose no more than two (2) blackout periods in any consecutive six (6) month period; and provided, further, that if a blackout period is in effect at the conclusion of the three (3) year term relating to the effective period of the Registration Statement (referred to above in this Section 9), such three (3) year term shall be extended for ten (10) business days after the end of any such blackout period (or consecutive blackout periods) that are in effect at the initial expiration of such three (3) year term.

         10. Fractional Warrants and Fractional Shares.

         (a) If the number of shares of Common Stock purchasable on the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company nevertheless shall not be required to issue fractions of shares, on exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. In such event, the Company may at its option elect to round up the number of shares to which the Warrant Holder is entitled to the nearest whole share or to pay cash in respect of fractional shares in accordance with the following: With respect to any fraction of a share called for on any exercise hereof, the Company shall pay to the Warrant Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (i) If the  Common  Stock is listed on a  national  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Stock Market, the current value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average of the closing bid and ask prices for such day on such exchange or market; or

                  (ii) If the Common Stock is not listed or admitted to unlisted trading privileges on a national securities exchange or listed for trading on the NASDAQ Stock Market, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (iii) If the  Common  Stock is not so  listed or  admitted  to unlisted trading privileges on a national securities exchange or listed for trading on the NASDAQ

             Stock Market and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         11. Warrant Holders Not Deemed Stockholders. No holder of Warrants (in such capacity and with respect to such Warrants) shall be entitled to vote or to receive dividends or be deemed the holder of the shares of Common Stock that may at any time be issuable on exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer on the holder of Warrants (in such capacity and with respect to such Warrants) any of the rights of a stockholder of the Company or any right to vote for the election of directors or on any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether on any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Warrant Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant may in its own behalf and for its own benefit, enforce against the Company such holder's rights under this Agreement, including its right to exercise its Warrants for the purchase of shares of Common Stock in the manner provided in this Agreement and, to the extent not inconsistent herewith, in the Warrant Certificate.

         13. Agreement of Warrant Holders. Every holder of a Warrant, by its acceptance thereof, consents and agrees with the Company, and every other holder of a Warrant that:

         (a) The Warrants are transferable only on the books of the Company by the Registered Holder thereof in person or by its attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Company, duly endorsed or accompanied by a proper instrument of transfer reasonably satisfactory to the Company, together with payment of any applicable transfer taxes; and

         (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Sections 6 and 7 hereof.

         14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel any Warrant Certificates following exercise of any of the Warrants Certificates represented thereby or delivered to it for transfer, split up, combination or exchange.

         15. Modification of Agreement. This Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Company and the Registered Holders, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: (a) if to MCG Credit as the Warrant Holder or a Registered Holder, at 1100 Wilson Boulevard, Suite 800, Arlington, VA 22209, Attn.: Investment Administration, Chief Operating Officer and General Counsel or such other address as MCG Credit from time to time may have notified the Company in writing; (b) if to any Registered Holder of a Warrant Certificate other than MCG Credit, at the address of such holder as shown on the books maintained by the Company; and (c) if to the Company, 6805 Route 202, New Hope, PA 18938 or such other address as the Company from time to time may have notified the Registered Holders in writing.

Notwithstanding any other provision of this Agreement, in order to provide each Registered Holder with an adequate opportunity with respect to distribution and dividends to be made by the Company, the Company from time to time shall provide written notice to each Registered Holder at least ten (10) business days prior to the occurrence of the record date for determining shares of Common Stock entitled to receive any dividend, distribution or issuances of any other rights (along with a general description of the dividend, distribution or issuance of any other rights to be made). In addition, the Company shall also concurrently provide to each Registered Holder a copy of each notification, communication and other information that the Company provides to the holders of Common Stock in connection with such dividend, distribution or issuance of any other right.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         18. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and the Registered Holders, and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim, in equity or at law, or to impose on any other person any duty, liability or obligation.

         19. Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Warrants or such earlier date on which all Warrants have been exercised.

         20.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, which taken together shall constitute a single document.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                                      TALK.COM INC. (THE COMPANY)

                                      By:_____________________________________
                                        Name:  _______________________________
                                        Title: _______________________________

                                    MCG CREDIT CORPORATION (THE WARRANT HOLDER)



                                       By:_____________________________________
                                         Name:  ______________________________
                                         Title: ______________________________

                                    EXHIBIT A

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.

No. ____                              150,000
                         Common Stock Purchase Warrants

                VOID AFTER THE EXPIRATION DATE (AS DEFINED BELOW)

         STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                                  TALK.COM INC.

                               THIS CERTIFIES THAT

         FOR VALUE RECEIVED, MCG CREDIT CORPORATION or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined) and (to the extent not inconsistent therewith) in this Warrant Certificate, one fully paid and non-assessable share of Common Stock, $0.01 par value ("Common Stock"), of TALK.COM INC., a Delaware corporation (the "Company"), at any time between the Initial Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), on the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the Corporate Office of the Company, accompanied by payment of _______ Dollars and ________ Cents ($____) per share of Common Stock, (subject to adjustment from time to time pursuant to the terms and provisions of Section 8 of the Warrant Agreement and subject to the Registered Holder's right to effect a "cashless exercise" under the Warrant Agreement) in lawful money of the United States of America in cash, by wire transfer, or by official bank or certified check made payable to TALK.COM INC.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated October 20, 2000, by and between the Company and MCG Credit Corporation. Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Agreement.

         Each Warrant represented hereby is only exercisable in the event of certain contingencies provided for in Section 4(b) of the Warrant Agreement. The Purchase Price and/or the number of shares of Common Stock subject to purchase on the exercise of each Warrant represented hereby are subject to modification or adjustment, as provided in the Warrant Agreement.

         Subject to the Warrant Agreement, each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate on the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, that the Company shall countersign, for the balance of such Warrants.

         The term "Initial Exercise Date" (if applicable) shall mean the date on which the Warrant shall have vested in accordance with Section 4(b) of the Warrant Agreement.

         The term "Expiration Date" shall mean 5:00 P. M. (New York time) on (i) the five-year anniversary date of the date on which the applicable Warrant vests in accordance with Section 4(b) of the Warrant Agreement; or (ii) the date on which the Company has met the EBITDA requirements set forth in Section 4(b) thereof; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P. M. (New York time) on the next following day that in the State of New York is not a holiday or a day on which banks are authorized or required to close.

         This Warrant Certificate is exchangeable, on the surrender hereof by the Registered Holder at the Corporate Office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any amounts that are payable to the Company under the Warrant Agreement in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at the Corporate Office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee (and, if applicable, to the Registered Holder) in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except in each instance as provided in the Warrant Agreement.

         Prior to due presentment for transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

                      [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by its officer thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                            TALK.COM INC.

                                            By:_________________________________
                                              Name:  ___________________________
                                              Title: ___________________________





Date:_________________________________




[Seal]

                                SUBSCRIPTION FORM

     (To Be Executed by the Registered Holder in Order to Exercise Warrants)

                           --------------------------

          THE UNDERSIGNED REGISTERED HOLDER hereby elects to exercise Warrants of TALK.COM INC. represented by this Warrant Certificate, and to purchase the securities issuable on the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

                   ------------------------------------------

               whose taxpayer identification number is:
                                                       -------------------------
            and be delivered to:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                                    (Address)

                           ---------------------------
                                     (Date)

                           ---------------------------
                        (Taxpayer Identification Number)


                           ---------------------------
                                   (Signature)

                        SIGNATURE GUARANTEED OR NOTARIZED

                           ---------------------------

         (Bank or trust company having an office or correspondent in the
           United States or a broker or dealer which is a member of a registered securities exchange or the National Association of
                            Securities Dealers, Inc.)

                                   ASSIGNMENT

      (To Be Executed by the Registered Holder in Order to Assign Warrants)

                           ---------------------------

FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns and transfers unto

                   ------------------------------------------
                                  (insert name)

whose taxpayer identification or other identifying number is: ______________ and whose address is:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                         (please print or type address)

the following  number of the Warrants  represented by this Warrant  Certificate:
___________________,   and   hereby   irrevocably   constitutes   and   appoints
___________________ as attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                           ---------------------------
                                     (Date)

                           ---------------------------
                                   (Signature)

                        SIGNATURE GUARANTEED OR NOTARIZED

                   ------------------------------------------
         (Bank or trust company having an office or correspondent in the
           United States or a broker or dealer which is a member of a registered securities exchange or the National Association of
                            Securities Dealers, Inc.)